Exhibit 99.1

Five Below Appoints Karen Bowman to Board of Directors

PHILADELPHIA, PA — January 24, 2024 — Five Below, Inc. (Nasdaq: FIVE), the trend-right, extreme-value brand for tweens, teens and beyond, announced the appointment of Karen Bowman to its Board of Directors, effective January 24, 2024. Following Ms. Bowman’s appointment, Five Below’s Board will increase to twelve directors, four of whom are female.

Thomas Vellios, Chairman of the Board, commented, “We are thrilled to welcome Karen Bowman to our Board of Directors. With over three decades of professional and consulting experience spanning diverse industries, including a keen focus on the consumer sector, Ms. Bowman brings valuable insights and strategic acumen to our team. Her track record of driving growth and innovation aligns with our corporate vision. We look forward to leveraging her experience as we continue to create value for our investors and stakeholders.”

Ms. Bowman commented, “I could not be more excited to join the Board of Directors at Five Below. My passion lies in the consumer industry, where I’ve witnessed firsthand the transformative power of innovation and customer-centric strategies. I look forward to collaborating with fellow board members and contributing to the strategic vision for sustainable growth and value creation for the company.”

Ms. Bowman is currently the Deloitte Global Boardroom and Executive Program Leader and the Deloitte US Vice Chairman and National Sector Leader for the Automotive Industry. Previously, she served as a member of the US Deloitte Board of Directors and as a member of the Board of Directors for Deloitte Consulting LLP. She was also the leader of the Deloitte US Business Transformation Integrated Market Offering. She has more than 30 years of professional and consulting experience across a broad range of industries, with specific focus on the consumer industry. She helps clients transform their businesses as well as align their people and business strategies. Ms. Bowman holds a Juris Doctor from Wake Forest University and a Bachelor’s Degree in Political Science from the University of Oklahoma.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company’s strategy and expansion plans, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company’s merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers’ payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:

Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by tweens, teens and beyond. We believe life is better when customers are free to “let go & have fun” in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5 in our incredible Five Beyond offering, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,500 stores in 43 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, X and Facebook @FiveBelow.

Investor Contact:

Five Below, Inc.

Christiane Pelz

Vice President, Investor Relations & Treasury

215-207-2658

InvestorRelations@fivebelow.com